Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form F-1of our report dated March 21, 2013( except for Note 17, as to which the date is September 23, 2013)  relating to the financial statements of SuperCom Ltd. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

Brightman Almagor Zohar & Co.
A member of Deloitte Touche Tohmatsu
Tel Aviv, Israel
November 22, 2013